News Release

6705 Rockledge Drive, Suite 900

Bethesda, MD 20817-1850

(301) 581-0600

FOR IMMEDIATE RELEASE	Contact:	Shawn M. Guertin

Chief Financial Officer

(301) 581-5701

Drew Asher

Vice President, Investor Relations

(301) 581-5717

Coventry Health Care Reports Record Second Quarter Earnings of $1.19 per Diluted Share

Increases 2005 EPS Guidance to $4.67 to $4.73

Bethesda, Maryland (August 2, 2005) — Coventry Health Care, Inc. (NYSE: CVH) today reported operating results for the quarter ended June 30, 2005. Operating revenues totaled $1.65 billion for the quarter, a 26.2% increase over the second quarter of 2004. Net earnings were $129.5 million, or $1.19 per diluted share, a 54.2% increase over net earnings for the second quarter of 2004 and a 28.0% increase on a per diluted share basis. As previously announced, the results for the quarter include the net cost ($0.02) relating to the refinancing of the Company’s credit facility and a gain on sale of investments.

“I am very pleased to announce another quarter of excellent progress and performance. The Health Plan business, including government programs, continued its strong performance and First Health’s earnings contribution and improving operating fundamentals are right on schedule,” said Dale B. Wolf, chief executive officer of Coventry. “This resulted in strong cash flow which has enabled us to pay down debt ahead of schedule. The fundamentals of our businesses remain strong and we are very excited about the future prospects for our Company.”

Consolidated Second Quarter Highlights

•	Revenues up 26.2% over the prior year quarter
•	EPS up 28.0% over the prior year quarter
•	Operating Margin of 12.6%, up 320 basis points from prior year quarter
•	First Health accretion of $0.12 per share in Q2 2005
•	Cash flow from operations of $224.4 million or 173% of net income
•	Refinanced credit facility at more favorable terms as of June 30, 2005
•	Paid down $140 million of debt during the quarter and paid down an additional $117.5 million as of July 29, 2005
•	Debt to Capital Ratio dropped to 28.1% as of June 30, 2005, and dropped to 25.3% when adjusted for the July pay down

Health Plan Business Second Quarter Highlights:

•	Operating Margin of 10.5%, up 110 basis points over the prior year quarter
•	Health Plan membership up 19,000 from prior quarter
•	Strong performance during the quarter in all business lines, especially government programs
•	Medical Loss Ratio (MLR) of 80.1% improved 20 basis points over prior year quarter
•	SGA ratio of 10.8% is an improvement of 80 basis points over the prior year quarter

•

Membership. As of June 30, 2005, Coventry had total health plan membership of 2.47 million members, an increase of 10,000 members over the prior year quarter and an increase of 19,000 members over the prior quarter.

•

Health Plan Insured Commercial Rate Increases. Commercial insured yields rose to $244.14 PMPM (per member per month) in the quarter, an increase of 8.7% over the prior year quarter. The Company expects the 2005 commercial risk yield increase, net of benefit buydowns, to be in the range of 9.0% to 9.5%, consistent with the Company’s expectations on commercial medical trend.

•

Medical Loss Ratio (MLR). Health Plan MLR was 80.1%, a 20 basis point improvement over the prior year quarter, primarily driven by a strong quarter for government programs. Medicare MLR of 78.1% improved 540 basis points, Medicaid MLR of 82.3% improved 500 basis points and Commercial MLR of 80.0% increased 110 basis points from the prior year quarter.

•

Selling, General & Administrative (SG&A) Expenses. SG&A expenses were 10.8% of operating revenues for the quarter, an improvement of 80 basis points over the prior year quarter. SG&A PMPM of $21.03 is an increase of 0.8% over the prior year quarter. The company expects to incur implementation expenses associated with Medicare Part D, the new prescription drug benefit program first available to Medicare beneficiaries effective January 1, 2006, of approximately $10 million in the remainder of 2005, and such expenses are included in the SG&A guidance below.

•

Balance Sheet. Net Premium Accounts Receivable of $85.6 million represent 5.4 days of sales outstanding (DSO) with the Health Plan commercial only DSO running at 4.4 days. Days in Claims Payable (DCP) for the quarter were 54.7, up .7 days from the prior quarter of 54.0.

First Health Businesses Second Quarter Highlights

•

Operating plans on track, including operational and systems improvements, network development efforts, business sector alignment of management and personnel, financial processes and business process improvements

•	Earnings contribution consistent with expectations

•	Year to date earnings per share accretion at $0.16, on track with the $0.30 to $0.36 range estimated upon the announcement of the acquisition

•

Revenues. Overall revenues of $224.6 million were consistent with Coventry’s expectations. Revenues by business line are contained in the First Health operating statistics schedule included with this press release.

•

Selling, General & Administrative (SG&A) Expenses. SG&A expenses were 63.5% of operating revenues for the quarter, an improvement of 180 basis points over the prior quarter. Coventry believes it is on track to achieve at least $25 million in synergies in 2005.

Consolidated Guidance Details

Q3 2005 Guidance

•	Total Revenues of $1.66 billion to $1.70 billion
•	Earnings per share (EPS) on a diluted basis of $1.20 to $1.22

2005 Full Year Guidance

•	Risk revenues in the range of $5.70 billion to $5.80 billion
•	Management services revenues of $875.0 million to $925.0 million
•	Medical loss ratio (MLR) of 79.5% to 80.25% of risk revenues
•	Selling, general, and administrative expenses (SG&A) of $1.16 billion to $1.17 billion
•	Depreciation and amortization expense of $80.0 million to $88.0 million
•	Investment income of $57.0 million to $63.0 million (1)
•	Interest expense of $58.0 million to $62.0 million (1)
•	Tax rate of 37.0% to 37.5%
•	Diluted share count of 107.5 million to 108.5 million shares
•	Earnings per share (EPS) on a diluted basis of $4.67 to $4.73

(1)	Includes the write off of deferred financing costs of $5.4 million and gain on sale of investments of $2.6 million as previously disclosed.

2006 Full Year Guidance

•	EPS growth of 15% over 2005 EPS, excluding revenue and expense impacts from stand-alone Medicare Part D and the impact of SFAS 123R – Share Based Payments.

Mr. Wolf will host a conference call at 8:30 a.m. EST on Tuesday, August 2, 2005. To listen to the call, dial toll-free at (877) 502-9276 or, for international callers, (913) 981-5591. Callers will be asked to identify themselves and their affiliations. The conference call will also be broadcast over the Internet at www.cvty.com. Coventry asks participants on both the call and webcast to review and be familiar with its filings with the Securities and Exchange Commission (SEC). A replay of the call will be available for one week at (888) 203-1112, or for international callers, (719) 457-0820. The access code is 1948472.

This press release may contain forward-looking statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, relating to future events or future financial performance. Actual performance may be significantly impacted by certain risks and uncertainties, including those described in Coventry’s Annual Report on Form 10-K for the year ended December 31, 2004.

Coventry Health Care is a national managed health care company based in Bethesda, Maryland operating health plans, insurance companies, network rental / managed care services companies, and workers’ compensation services companies. Coventry provides a full range of risk and fee-based managed care products and services, including HMO, PPO, POS, Medicare Advantage, Medicaid, Workers’ Compensation and Network Rental to a broad cross section of employer and government-funded groups, government agencies, and other insurance carriers and administrators in all 50 states as well as the District of Columbia and Puerto Rico. More information is available on the Internet at www.cvty.com and www.firsthealth.com.

COVENTRY HEALTH CARE, INC.

HEALTH PLAN MEMBERSHIP

(Amounts in thousands)

	June 30,	March 31,	June 30,
	2005	2005	2004

Health Plan Membership By Market
Delaware	103	101	104
Georgia	68	70	80
Illinois – Central	87	86	86
Iowa	65	64	72
Kansas City	211	209	212
Louisiana	74	76	76
Michigan	63	63	-
Nebraska	47	47	49
North Carolina	130	118	122
Pennsylvania	723	723	728
St. Louis	451	451	503
Utah	194	195	181
Virginia	171	170	163
West Virginia	81	76	82
Total Health Plans	2,468	2,449	2,458

Membership By Product:

Fully-Insured
Commercial	1,430	1,429	1,503
Medicare	74	73	68
Medicaid	405	403	334
Total Fully Insured	1,909	1,905	1,905

Administrative Services Only	559	544	553

Total Membership	2,468	2,449	2,458

COVENTRY HEALTH CARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

(unaudited)

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Operating revenues:
Managed care premiums	$ 1,410,549	$ 1,281,895	$ 2,811,920	$ 2,541,476
Management services	242,408	28,111	406,237	56,497
Total operating revenues	1,652,957	1,310,006	3,218,157	2,597,973

Operating expenses:
Medical costs	1,128,682	1,029,806	2,247,831	2,053,543
Selling, general, administrative	294,885	152,460	546,622	301,671
Depreciation and amortization	21,933	4,353	37,773	8,662
Total operating expenses	1,445,500	1,186,619	2,832,226	2,363,876

Operating earnings	207,457	123,387	385,931	234,097
Operating earnings percentage of total revenues	12.6%	9.4%	12.0%	9.0%

Interest and debt cost amortization expense	19,673	3,574	32,581	7,146
Other income, net	18,584	10,930	32,541	21,771

Earnings before income taxes	206,368	130,743	385,891	248,722

Provision for income taxes	76,872	46,741	143,744	90,393
Net earnings	$ 129,496	$ 84,002	$ 242,147	$ 158,329

Net earnings per share, basic	$ 1.22	$ 0.96	$ 2.34	$ 1.80
Net earnings per share, diluted	$ 1.19	$ 0.93	$ 2.28	$ 1.75

Weighted average shares outstanding, basic	106,281	87,595	103,532	87,757
Weighted average shares outstanding, diluted	108,877	90,300	106,103	90,461

COVENTRY HEALTH CARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	June 30,	March 31,	December 31,
	2005	2005	2004
	(unaudited)	(unaudited)
Assets:

Current assets:
Cash and cash equivalents	$ 570,864	$ 318,465	$ 417,636
Short-term investments	257,955	426,148	349,722
Accounts receivable, net	194,459	213,431	104,924
Other receivables, net	88,383	82,573	47,070
Deferred income taxes	63,128	59,856	37,368
Other current assets	29,034	32,402	16,307
Total current assets	1,203,823	1,132,875	973,027

Long-term investments	1,044,788	1,059,290	960,379
Property and equipment, net	313,195	318,889	32,193
Goodwill	1,580,178	1,576,142	280,615
Other intangible assets, net	436,416	444,634	38,491
Other long-term assets	60,626	65,064	55,895
Total assets	$ 4,639,026	$ 4,596,894	$ 2,340,600

Liabilities and Stockholder’s Equity

Current liabilities:
Medical liabilities	$ 713,592	$ 712,516	$ 660,475
Accounts payable and accrued liabilities	403,440	361,917	211,809
Deferred revenue	103,166	115,825	59,536
Current portion of long-term debt	10,000	30,000	0
Total current liabilities	1,230,198	1,220,258	931,820

Long-term debt	878,000	998,000	170,500
Other long-term liabilities	259,791	255,341	25,854
Total liabilities	2,367,989	2,473,599	1,128,174

Stockholders’ equity	2,271,037	2,123,295	1,212,426

Total liabilities and stockholders’ equity	$ 4,639,026	$ 4,596,894	$ 2,340,600

COVENTRY HEALTH CARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Quarter Ended	Six Months Ended
	June 30, 2005	June 30, 2005

Cash flows from operating activities:
Net earnings	$ 129,496	$ 242,147
Depreciation and amortization	21,933	37,773
Amortization of deferred compensation	5,085	9,727
Amortization of deferred financing costs	6,023	6,510
Changes in assets and liabilities:
Accounts receivables, net	(1,953)	18,667
Medical liabilities	1,076	11,349
Accounts payable and accrued liabilities	56,196	82,308
Deferred revenue	(12,659)	16,554
Other operating activities	19,242	16,668
Net cash flows from operating activities	224,439	441,703

Cash flows from investing activities:
Capital expenditures, net	(9,836)	(25,547)
Sales and maturities, net of payments and investments	191,385	107,145
Payments for acquisitions, net of cash acquired	(5,406)	(868,860)
Net cash flows from investing activities	176,143	(787,262)

Cash flows from financing activities:
Proceeds from issuance of stock	7,354	11,678
Payments for repurchase of stock	(14,386)	(14,386)
Proceeds from issuance of debt	216,349	1,066,495
Payments for retirement of debt	(357,500)	(565,000)
Net cash flows from financing activities	(148,183)	498,787

Net change in cash and cash equivalents for current period	252,399	153,228
Cash and cash equivalents at beginning of period	318,465	417,636
Cash and cash equivalents at end of period	$ 570,864	$ 570,864

Cash and Investments:
Cash and cash equivalents	$ 570,864	$ 570,864
Short-term investments	257,955	257,955
Long-term investments	1,044,788	1,044,788
Total cash and investments	$1,873,607	$1,873,607

COVENTRY HEALTH CARE, INC.

SELECTED OPERATING STATISTICS

HEALTH PLAN ONLY

(Unaudited)

	Q2 2005	Q1 2005	Total 2004	Q4 2004	Q3 2004	Q2 2004	Q1 2004	Total 2003

Revenue PMPM
Commercial	$ 244.14	$ 242.10	$ 226.59	$ 231.36	$ 228.36	$ 224.56	$ 222.08	$ 206.08
Medicare	$ 764.94	$ 768.60	$ 695.96	$ 707.74	$ 698.82	$ 693.74	$ 683.12	$ 629.52
Medicaid	$ 156.43	$ 157.46	$ 145.23	$ 153.43	$ 143.87	$ 140.61	$ 141.49	$ 139.69
Management Fees	$ 18.59	$ 17.71	$ 17.10	$ 17.37	$ 16.68	$ 17.06	$ 17.28	$ 17.86

Medical PMPM
Commercial	$ 195.23	$ 190.71	$ 179.21	$ 181.17	$ 182.12	$ 177.19	$ 176.36	$ 164.59
Medicare	$ 597.27	$ 631.85	$ 579.92	$ 592.51	$ 541.55	$ 579.18	$ 607.02	$ 527.84
Medicaid	$ 128.67	$ 131.33	$ 126.88	$ 136.98	$ 122.86	$ 122.80	$ 122.98	$ 122.25

MLR %
Commercial	80.0%	78.8%	79.1%	78.3%	79.8%	78.9%	79.4%	79.9%
Medicare	78.1%	82.2%	83.3%	83.7%	77.5%	83.5%	88.9%	83.8%
Medicaid	82.3%	83.4%	87.4%	89.3%	85.4%	87.3%	86.9%	87.5%
Total	80.1%	79.8%	80.5%	80.4%	80.1%	80.3%	81.3%	81.2%

SGA % of revenues	10.8%	11.2%	11.5%	11.3%	11.6%	11.6%	11.6%	12.0%
SGA PMPM	$ 21.03	$ 21.68	$ 20.81	$ 20.78	$ 21.05	$ 20.86	$ 20.54	$ 20.60

Claims Statistics
Claims Inventory	139,700	139,462		149,263	143,645	161,212	142,080	128,556
Inventory Days on Hand	1.6	1.4		1.6	1.5	1.7	1.5	1.2
Total Medical Liabilities (000’s)	$674,116	$668,132		$660,475	$646,277	$644,652	$645,017	$597,190
Total Days in Medical Liabilities	54.74	54.03		55.80	56.99	56.96	57.33	56.69

Member Growth
Same Store	19,000	(60,000)	64,000	1,000	(12,000)	27,000	48,000	157,000
Acquisition	0	0	62,000	62,000	0	0	0	191,000

COVENTRY HEALTH CARE, INC.

SELECTED OPERATING STATISTICS

FIRST HEALTH & CONSOLIDATED COVENTRY

(Unaudited)

	Q2 2005	Q1 2005(2)	Total 2004	Q4 2004	Q3 2004	Q2 2004	Q1 2004	Total 2003

FIRST HEALTH

Membership
National Accounts			n/a	n/a	n/a	n/a	n/a	n/a
On-going accounts	729,000	733,000
Run-out (1)	64,000	73,000
Total National Accounts	793,000	806,000
Mail Handlers	474,000	483,000	n/a	n/a	n/a	n/a	n/a	n/a

Member Growth
National Accounts on-going	(4,000)	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Federal Employees	(9,000)	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Revenues By Product Line (000s)
National Accounts	$ 41,671	$ 26,595	n/a	n/a	n/a	n/a	n/a	n/a
FEHBP	58,219	30,295	n/a	n/a	n/a	n/a	n/a	n/a
Network Rental	24,587	17,836	n/a	n/a	n/a	n/a	n/a	n/a
Medicaid / Public Sector	46,439	30,727	n/a	n/a	n/a	n/a	n/a	n/a
Workers’ Compensation	53,651	36,416	n/a	n/a	n/a	n/a	n/a	n/a
Total First Health Revenues	$ 224,567	$ 141,869	n/a	n/a	n/a	n/a	n/a	n/a

SGA % of revenues	63.5%	65.3%	n/a	n/a	n/a	n/a	n/a	n/a

CONSOLIDATED COVENTRY

Operating income % of revenues		11.4%	9.4%	9.7%	9.6%	9.4%	8.6%	8.1%

SGA % of revenues	17.8%	16.1%	11.5%	11.3%	11.6%	11.6%	11.6%	12.0%

Debt (millions)
8.125% Senior Notes due 2/15/12	$ 170.5	$ 170.5	$ 170.5	$ 170.5	$ 170.5	$ 170.5	$ 170.5	$ 170.5
5.875% Senior Notes due 1/15/12	250.0	250.0	0	0	0	0	0	0
6.125% Senior Notes due 1/15/15	250.0	250.0	0	0	0	0	0	0
Current Term Loan Facility	10.0	30.0	0	0	0	0	0	0
Long-Term Term Loan Facility	90.0	262.5	0	0	0	0	0	0
Drawn Revolving Credit Facility	117.5	65.0	0	0	0	0	0	0
Total Debt	$ 888.0	$ 1,028.0	$ 170.5	$ 170.5	$ 170.5	$ 170.5	$ 170.5	$ 170.5

Total Capital	$ 3,159.0	$ 3,151.3		$ 1,382.9	$ 1,274.6	$ 1,173.7	$ 1,097.6	$ 1,099.5

Debt to capital	28.1%	32.6%		12.3%	13.4%	14.5%	15.5%	15.5%

(1)	Company is still providing services to terminated customers.
(2)	Q1 2005 includes First Health results of operations for the period from when the transaction closed on January 28, 2005.